U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): October 19, 2006

Commission File Number: 000-31987

TEXHOMA ENERGY, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	20-4858058
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

2200 POST OAK BLVD. SUITE 340 HOUSTON, TEXAS 77056
(Address of principal executive offices)

(713) 457-0610
(Issuer Telephone Number)

                 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On or about October 19, 2006, Texhoma Energy, Inc. (“we,” “us,” and the “Company”) issued a Promissory Note to Mr. Frank Jacobs, a current Director of the Company, in the amount of $493,643.77, which amount represented funds advanced to the Company by Mr. Jacobs during the 2006 calendar year and management fees owed to Mr. Jacobs for his services to the Company during the 2006 calendar year (the “Jacobs' Note”). The Jacobs' Note bears interest at the rate of 6% per annum until paid, and is payable by the Company at any time on demand. The Jacobs' Note may be pre-paid at any time without penalty. Any amounts not paid on the Jacobs' Note when due shall bear interest at the rate of 15% per annum.

The Company also entered into a Security Agreement with Mr. Jacobs under which Agreement the Board of Directors ratified the assignment of 276,000 shares of the common stock of Morgan Creek Energy Corp., which shares were held by the Company, to Mr. Jacobs as security for the money that is owed to Mr. Jacobs under the Jacobs' Note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.        Description

10.1*	Promissory Note Payable to Frank Jacobs
10.2*	Security Agreement

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.

/s/ Max E. Maxwell
Max E. Maxwell,
President

February 13, 2007